Exhibit T3A-2

This is a translation into English of the official Portuguese version of the articles of association of a Brazilian corporation. In the event of a conflict between the English and Portuguese texts, the Portuguese text shall prevail. The term “Em Recuperação Judicial” has been added to the legal name of the entity to indicate that the entity is currently undergoing a judicial reorganization process in Brazil.

[LOGO:  REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA]

TRADUÇÃO N° TRANSLATION No.	36867	LIVRO N° BOOK No.	153	FOLHA N° PAGE No. 1

THE UNDERSIGNED, CERTIFIED PUBLIC TRANSLATOR, DULY SWORN AND REGISTERED WITH THE BOARD OF TRADE OF THE STATE OF PERNAMBUCO UNDER NO. 406 HEREBY CERTIFIES THAT A DOCUMENT, WRITTEN IN PORTUGUESE WAS PRESENTED FOR TRANSLATION INTO ENGLISH, WHICH HAS BEEN DONE TO THE BEST OF HIS KNOWLEDGE AS FOLLOWS:

ARTICLES OF ASSOCIATION
OAS PARTICIPAÇÕES LTDA.
CESAR DE ARAUJO MATA PIRES

Brazilian, married, civil engineer, holder of ID card no. 611.452, CPF no. 056.377.245-04, resident and domiciled in this Capital City on Rua Rio São Pedro, 24/25 – apt 701 – Graça.

CARLOS SEABRA SUAREZ

Brazilian, married, civil engineer, holder of professional identity card no. 4115-D, CPF no. 071.161.955-72, resident and domiciled in this Capital City on Rua Nova Monteiro, 211 – apt 901 – Graça.

NICOLAU EMANOEL MARQUES MARTINS

Brazilian, married, civil engineer, holder of ID card no. 584.776, CPF no. 018.152.615-87, resident and domiciled in this Capital City on Rua Fernão de Magalhães, 65/69 – apt 901 – Chame-Chame.

CARLOS MANOEL POLITANO LARANGEIRA

Brazilian, single, Business Administrator, holder of ID card no. 684.875, CPF no. 018.873.555-49, resident and domiciled in this Capital City on Av. Euclides da Cunha, 44 – apt 402 – Graça.

They constitute, by means of this agreement, a limited liability company, according to the following conditions and clauses:

CLAUSE ONE – OBJECT

The Company will operate under the name of OAS PARTICIPAÇÕES LTDA., and shall have as its social purpose the interest in companies of any corporate branch, notably in the field of civil construction on its own, contract work or administration; earthworks and paving, having its headquarters and venue in the City of Salvador, State of Bahia, on Rua Humberto de Campos, 49 – Graça.

CLAUSE TWO – TERM

The Company shall operate for an indefinite term and the start of its commercial operations shall occur with the registration of the present agreement.

CLAUSE THREE – CAPITAL STOCK

The Capital Stock of the Company will be of One hundred thousand cruzeiros (Cr$ 100,000.00) divided into one hundred (100) shares in the value of One thousand cruzeiros (Cr$ 1,000.00) each, distributing them among the partners as follows:

1. The partner CESAR DE ARAUJO MATA PIRES, subscribes and pays in thirty-six (36) shares in the value of thirty-six thousand cruzeiros (Cr$ 36,000.00) in the national currency.

2. The partner CARLOS SEABRA SUAREZ, subscribes and pays in thirty-six (36) shares in the value of thirty-six thousand cruzeiros (Cr$ 36,000.00) in the national currency

3. The partner NICOLAU EMANOEL MARQUES MARTINS, subscribes and pays in eighteen (18) shares in the value of eighteen thousand cruzeiros (Cr$ 18,000.00) in the national currency.

4. The partner CARLOS MANOEL POLITANO LARANGEIRA, subscribes and pays in ten (10) shares in the value of ten thousand cruzeiros (Cr$ 10,000.00) in the national currency.

CLAUSE FOUR – LIMIT OF LIABILITY OF THE PARTNERS

The liability of the partners is limited to the entire existing Capital Stock, according to Decree no. 3.708 of January, 1919.

CLAUSE FIVE – ADMINISTRATION AND MANAGEMENT

The Administration of the Company fall to all of which, such as its Managers, regardless of bond, shall distribute among themselves the respective attributions and the use of the trade name will be made, also, by all of the partners indistinctly, however, it will be necessary to have the signatures of two partners, and its use is prohibited in acts outside the corporate purpose.  Each of the managing partners is allowed a monthly compensation, taken to the overhead account.

CLAUSE SIX – PROFIT AND LOSS DISTRIBUTION

The fiscal year will be closed on January 31 of each year, when annual balance sheets will be prepared, and half-yearly balance sheets may be prepared to meet possible conveniences of the company.  In case a profit is verified, a Contingency Fund may be constituted.

§ 1 The profits or losses verified in balance sheets will be distributed or borne by the partners in the same proportion of the subscription of the Capital Stock.

CLAUSE SEVEN – DIVERGENCES

The divergences that, perchance, arise among the partners will be resolved by arbitration, and it falls to each partner to indicate an arbitrator who, if they do not reach a solution, they shall name an umpire whose decision shall not be appealed.

CLAUSE EIGHT – DISSOLUTION AND LIQUIDATION

In case of removal, disqualification or decease of one of the partners, the Company shall not be dissolved.  The heirs or attorneys-in-fact of the partner who is removed by any of these reasons will be reimbursed for the credits, profits and for the capital shares they are entitled to, in ten (10) equal and successive monthly installments, the first becoming due after sixty (60) days of the event that motivates the withdrawal.  For the purpose of these payments, a balance sheet will be prepared, which is extraordinary, in a term not above thirty (30) days after the fact that motivates it occurs.

CLAUSE NINE – GENERAL PROVISIONS

The omitted cases in the present articles of association shall be resolved according to the legislation in force.

IN WITNESS WHEREOF, the parties sign the present articles of association in the presence of two witnesses undersigned, which is typed in five (05) counterparts accordingly and of equal content, one of which meant for filing at the Board of Trade of the State of Bahia.

Salvador, October 30, 1979.

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

CESAR DE ARAUJO MATA PIRES

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

CARLOS SEABRA SUAREZ

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

NICOLAU EMANOEL MARQUES MARTINS

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

CARLOS MANOEL POLITANO LARANGEIRA

[STAMP OF SIGNATURE AUTHENTICATION WITH ILLEGIBLE HANDWRITING]

[ILLEGIBLE STAMP]

FORM OF USE OF THE TRADE NAME

The partner CESAR DE ARAUJO MATA PIRES will make use of the trade name as follows:

OAS PARTICIAOES LTDA – MANAGING PARTNER

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

The partner CARLOS SEABRA SUAREZ will make use of the trade name as follows:

OAS PARTICIPAÇÕES LTDA – MANAGING PARTNER

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

The partner NICOLAU EMANOEL MARQUES MARTINS will make use of the trade name as follows:

OAS PARTICIPAÇÕES LTDA – MANAGING PARTNER

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

The partner CARLOS MANOEL POLITANO LARANGEIRA will make use of the trade name as follows:

OAS PARTICIPAÇÕES LTDA – MANAGING PARTNER

[ILLEGIBLE SIGNATURE STAMPED BY A STAMP FROM THE 5th OFFICE]

WITNESSES:

[ILLEGIBLE SIGNATURES]

[STAMP WITH ILLEGIBLE HANDWRITING FOR SIGNATURE AUTHENTICATION FROM THE NOTARY PUBLIC]

[ILLEGIBLE STAMP]

[STAMP FROM THE BOARD OF TRADE OF THE STATE OF BAHIA – CERTIFICATE, CERTIFYING THE ORIGINAL COPY OF THE PRESENT DOCUMENT WITH ILLEGIBLE PARTS AND HANDWRITING]

[ILLEGIBLE STAMP]

IN WITNESS THEREOF, I SET MY HAND IN THE CITY OF SÃO PAULO, STATE OF SÃO PAULO, FEDERATIVE REPUBLIC OF BRAZIL.

São Paulo, April 07, 2017.